The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Dated ________ , 2009, Subject to Completion


                  Millington Unit Investment Trusts, Series 1

              The America First Income Trends Portfolio, Series 5


                                                                     LOGO
Millington                                                      America First
SECURITIES, INC.                                              CAPITAL MANAGEMENT



                        Prospectus Dated October 2, 2009

  A portfolio of preferred securities selected by Millington Securities, Inc.
            with the assistance of America First Capital Management.







The Securities and Exchange Commission has not approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.







              THE AMERICA FIRST INCOME TRENDS PORTFOLIO, SERIES 5

OVERVIEW

   Millington Unit Investment Trusts, Series 1, is a unit investment trust that consists of the America First Income Trends Portfolio, Series 5 (the "trust"). Millington Securities, Inc. ("Millington" or the "sponsor") serves as the sponsor of the trust.


INVESTMENT OBJECTIVE

   The trust seeks to provide a high rate of current income.

PRINCIPAL INVESTMENT STRATEGY


   The trust seeks to achieve its objective by investing in a portfolio of preferred securities selected by applying a specialized proprietary strategy made up of two sub-components, each of which selects up to 15 securities from which a final portfolio of up to 25 securities is chosen. Preferred securities consist of preferred stocks, trust preferred securities and other similar securities that typically have priority to corporate income over common stocks but are subordinated to bonds and other debt instruments in a company's capital structure. The sponsor selected these securities in an effort to provide investors with the potential for high current income. The selection date for the strategy was ____, 2009. The sponsor has selected America First Capital Management, LLC ("America First") to serve as the trust's portfolio consultant. The portfolio consultant is responsible for assisting the sponsor with the selection of the trust portfolio and providing ongoing support related to the securities in the portfolio.

   For a more detailed description of the investment strategy, see "Investment Strategy" on page ___ of the prospectus.

AMERICA FIRST CAPITAL MANAGEMENT

America First Capital Management, LLC is a privately-held investment company offering quantitative investment solutions for financial advisors and clients. America First is headquartered in Roseville, California with sales offices in Chicago, New York, Maine and Texas.

FUTURE TRUSTS

   The sponsor intends to create future trusts that follow the same general investment strategy. One such trust is expected to be available approximately ______ after the inception date and upon the trust's termination. If these future trusts are available, you may be able to reinvest into one of these trusts at a reduced sales charge. Each trust is designed to be part of a longer term strategy.


ESSENTIAL INFORMATION
---------------------
Unit price at inception                     $10.0000

Inception date                             ____, 2009
Termination date                           ____, 2010

Distribution dates                10th day of each month
                                 (commencing ____, 2009)
Record dates                      25th day of each month
                                 (commencing ____, 2009)

CUSIP Numbers
Standard Accounts
          Cash distributions
          Reinvest distributions
Fee Based Accounts
          Cash distributions
          Reinvest distributions


Minimum investment                     $1,000/100 units


PORTFOLIO DIVERSIFICATION



PRINCIPAL RISKS

   As with all investments, you may lose some or all of your investment in the trust. No assurance can be given that the trust's investment objective will be achieved. The trust also might not perform as well as you expect. This can happen for reasons such as these:

   Securities prices can be volatile. The value of your investment may fall over time. Market value fluctuates in response to various factors. These can include stock market movements, purchases or sales of securities by the trust, government policies, litigation, and changes in interest rates, inflation, the financial condition of the securities' issuer or even perceptions of the issuer. Units of the trust are not deposits of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

   Due to the current state of the economy, the value of the securities held by the trust may be subject to steep declines or increased volatility due to changes in performance or perception of the issuers. In the last year, economic activity has declined across all sectors of the economy, and the United States is experiencing increased unemployment. The current economic crisis has affected the global economy with European and Asian markets also suffering historic losses. Extraordinary steps have been taken by the governments of several leading economic countries to combat the economic crisis; however, the impact of these measures is not yet known and cannot be predicted.

   The trust invests in preferred securities. Preferred securities are typically subordinated to bonds and other debt instruments in a company's capital structure in terms of priority to corporate income and therefore will be subject to greater risk than those debt instruments.

   The trust includes securities issued by companies in the financial sector. Companies in the financial sector include banks, insurance companies and investment firms. The profitability of companies in the financial sector is largely dependent upon the availability and cost of capital which may fluctuate significantly in response to changes in interest rates and general economic developments.

   The value of your units will generally fall if interest rates, in general, rise. Typically, fixed-income securities with longer periods before maturity are more sensitive to interest rate changes.

   An insurer or an issuer of the securities may be unwilling or unable to make principal payments and/or to declare dividends in the future, may call a security before its stated maturity or may reduce the level of dividends declared. This may result in a reduction in the value of your units.

   The financial condition of an issuer or an insurer of the securities may worsen or its credit ratings may drop, resulting in a reduction in the value of your units. This may occur at any point in time, including during the initial offering period.

   The trust will receive early returns of principal if securities held by the trust are called or sold before they mature. If this happens your income will decline and you may not be able to reinvest the money you receive at as high a yield or as long a maturity.

   Certain of the securities held by the trust may be rated as investment-grade by only one rating agency. As a result, such split-rated securities may have more speculative characteristics and are subject to a greater risk of default than securities rated as investment-grade by both Moody's and Standard & Poor's.

   The trust invests in securities that are rated below investment-grade and are considered to be "junk" securities. Below investment-grade obligations are considered to be speculative and are subject to greater market and credit risks, and accordingly, the risk of non-payment or default is higher than investment-grade securities. In addition, such securities may be more sensitive to interest rate changes and more likely to receive early returns of principal.

   The trust invests in securities that are not rated by one or more of the rating agencies. As a result, it may be difficult to assess the credit quality of such securities.

   The trust may invest in U.S.-listed foreign securities. The trust's potential investment in U.S.-listed foreign securities presents additional risk. Securities of foreign issuers present risks beyond those of domestic securities. More specifically, foreign risk is the risk that foreign securities will be more volatile than U.S. securities due to such factors as adverse economic, currency, political, social or regulatory developments in a country, including government seizure of assets, excessive taxation, limitations on the use or transfer of assets, the lack of liquidity or regulatory controls with respect to certain industries or differing legal and/or accounting standards.

   The trust may invest in issuers that are considered to be passive foreign investment companies ("PFICs"). In general, PFICs are certain non-U.S. corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties or capital gains) or that hold at least 50% of their assets in investments producing such passive income. As a result of an investment in PFICs, the trust could be subject to U.S. federal income tax and additional interest charges on gains and certain distributions with respect to those equity interests, even if all the income or gain is distributed to its unitholders in a timely manner. The trust will not be able to pass through to its unitholders any credit or deduction for such taxes.

   The sponsor does not actively manage the portfolio. The value of your investment may fall over time. The trust will generally hold, and may continue to buy, the same securities even though a security's outlook, rating, market value or yield may have changed.

   Inflation may lead to a decrease in the value of assets or income from investments.



FEE TABLE

   The amounts below are estimates of the direct and indirect expenses that you may incur based on a $10 unit price. Actual expenses may vary.


                                                           Percentage
                                                            of Public             Amount Per
                                                            Offering                $1,000
Investor Fees                                               Price (5)              Invested
-------------                                             ------------           -----------
Initial sales fee paid on purchase (1)                           1.00%               $10.00
Deferred sales fee (2)                                           1.20                 12.00
Creation and development fee (3)                                 0.50                  5.00
                                                              -------               -------
Maximum sales fees (including creation
and development fee)                                             2.70%               $27.00
                                                              =======               =======
Estimated organization costs (4)
(amount per 100 units paid by the trust at the end of the
initial offering period or after six months, at the
discretion of the sponsor)                                      $8.00
                                                              =======

                                                           Approximate
Annual Fund                                                % of Public
Operating                                                   Offering              Amount Per
Expenses                                                    Price (5)             100 Units
-----------                                               ------------           -----------
Trustee's fee                                                  0.1080%               $0.950
Sponsor's supervisory fee                                      0.0300                 0.300
Evaluator's fee                                                0.0350                 0.350
Bookkeeping and administrative fee                             0.0350                 0.350
Estimated other trust operating expenses (6)                     --                     --
                                                              -------               -------
Total                                                            -- %               $   --
                                                              =======               =======

     (1) The initial sales fee provided above is based on the unit price on the Inception Date. Because the initial sales fee equals the difference between the maximum sales fee and the sum of the remaining deferred sales fee and the creation and development fee ("C&D Fee") (as described below), the percentage and dollar amount of the initial sales fee will vary as the unit price varies and after deferred fees begin. Despite the variability of the initial sales fee, each investor is obligated to pay the entire applicable maximum sales fee.

     (2) The deferred sales fee is fixed at $0.120 per unit and is deducted in monthly installments of $___ per unit on the last business day of ___ 2010 and ___ 2010 and $___ on the last business day of ___ 2010. The percentage provided is based on a $10 unit as of the Inception Date and the percentage amount will vary over time.

     (3) The C&D Fee compensates the sponsor for creating and developing your trust. The actual C&D Fee is $0.05 per unit and is paid to the sponsor at the close of the initial offering period, which is expected to be approximately six months from the Inception Date. The percentages provided are based on a $10 unit as of the Inception Date and the percentage amount will vary over time. If the unit price exceeds $10.00 per unit, the C&D Fee will be less than 0.50% of the Public Offering Price; if the unit price is less than $10.00 per unit, the C&D Fee will exceed 0.50% of the Public Offering Price. However, in no event will the maximum sales fee exceed 2.70% of a unitholder's initial investment.

     (4) Organization costs include the portfolio consulting fee paid to America First for its assistance with the trust portfolio.

     (5) Based on 100 units with a $10.00 per unit Public Offering Price as of the Inception Date.

     (6) The estimated trust operating expenses are based upon an estimated trust size of approximately $10 million. Because certain of the operating expenses are fixed amounts, if the trust does not reach such estimated size or falls below the estimated size over its life, the actual amount of the operating expenses may, in some cases greatly exceed the amounts reflected. Other operating expenses include a licensing fee paid by the trust to America First for the use of intellectual property owned by America First, but do not include brokerage costs and other transactional fees but includes global custody charges.

EXAMPLE

   This example helps you compare the cost of this trust with other unit trusts and mutual funds. In the example the sponsor assumes that the expenses do not change and that the trust's annual return is 5%. Your actual returns and expenses will vary. Based on these assumptions, you would pay these expenses for every $10,000 you invest in the trust:

                    1 year

                    3 years

                    5 years

                    10 years

   This example assumes that you continue to follow the trust strategy and roll your investment, including all distributions, into a new series of the trust each year subject to a reduced rollover sales fee of __%.


    The America First Income Trends Portfolio, Series 5
    Millington Unit Investment Trust, Series 1
    Portfolio
    As of the trust inception date, ____, 2009
                                                               Percentage
Number                                                        of Aggregate    Market       Cost of
  of                                            Redemption      Offering     Value per   Securities to
Shares        Issuer(1)           Rating(2)    Provisions(3)     Price       Share(4)    Trust(4)(5)
-------------------------------------------------------------------------------------------------------


    The America First Income Trends Portfolio, Series 5
    Millington Unit Investment Trusts, Series 1
    Portfolio (continued)
    As of the trust inception date, ____, 2009
                                                               Percentage
Number                                                        of Aggregate    Market       Cost of
  of                                            Redemption      Offering     Value per   Securities to
Shares        Issuer(1)           Rating(2)    Provisions(3)     Price       Share(4)    Trust(4)(5)
-------------------------------------------------------------------------------------------------------



Notes to Portfolio

     (1) Shown under this heading is the stated dividend rate of each of the securities, expressed as an annual dollar amount or as a percentage of par on stated value and scheduled maturity date of each security, if any. Each security was originally issued with a par or stated value per share equal to either $25 or $100. Securities are represented by contracts to purchase securities.

     (2) All ratings are by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. unless otherwise indicated. "#" indicates that the rating of the security is by Moody's Investor Service, Inc. "NR" indicates that the rating service did not provide a rating for that security. For a brief description of the ratings see "Description of Security Ratings" in the Information Supplement.

     (3) The securities are first redeemable on such date and at such price as listed above. Optional redemption provisions, which may be exercised in whole or in part, are at prices of par or stated value. Optional redemption provisions generally will occur at times when the redeemed securities have an offering side evaluation which represents a premium over par or stated value. To the extent that the securities were acquired at a price higher than the redemption price, this will represent a loss of capital when compared with the public offering price of the units when acquired. Distributions to unitholders will generally be reduced by the amount of the dividends which otherwise would have been paid with respect to redeemed securities, and any principal amount received on such redemption after satisfying any redemption requests for units received by the trust will be distributed to unitholders. Certain of the securities have provisions which would allow for their redemption prior to the earliest stated call date pursuant to the occurrence of certain extraordinary events.


     (4) The value of each security is based on the most recent closing sale price of each security as of the close of regular trading on the New York Stock Exchange on the business day prior to the trust's inception date. The Portfolio's investments are classified as Level 1, which refers to security prices determined using quoted prices in active markets for identical securities.

     (5) The cost of the securities to the sponsor and the sponsor's profit (or loss) (which is the difference between the cost of the securities to the sponsor and the cost of the securities to the trust) are $___ and ($___), respectively.


     (6) This is a security issued by a foreign company that trades on a U.S. securities exchange.



                                   THE TRUST


INVESTMENT STRATEGY

   The trust seeks to achieve its objective by investing in a portfolio of preferred securities selected by applying a specialized proprietary strategy made up of two sub-components, each of which selects up to 15 securities from which a final portfolio of up to 25 securities is chosen. Preferred securities consist of preferred stocks, trust preferred securities and other similar securities that typically have priority to corporate income over common stocks but are subordinated to bonds and other debt instruments in a company's capital structure. The sponsor selected these securities in an effort to provide investors with the potential for high current income. The selection date for the strategy was ____, 2009. The sponsor has selected America First Capital Management, LLC ("America First") to serve as the trust's portfolio consultant. The portfolio consultant is responsible for assisting the sponsor with the selection of the trust portfolio and providing ongoing support related to the securities in the portfolio.

Sub-Component One

   The sponsor begins with all preferred securities listed on a United States securities exchange, excluding securities that are convertible, have variable income payments or have payments linked to the performance of any other security, index or other reference, all as identified by Interactive Data Corp.

   The sponsor then ranks these securities by the three-month dollar volume, defined as the three-month average of the daily trading volume multiplied by the daily closing price, and keeps the top third.

   Then the sponsor eliminates any remaining securities with a bid/ask spread exceeding 0.025, with bid/ask spread defined as the (closing ask price-closing bid price)/closing bid price.

   The sponsor eliminates securities that are deferring income payments or have defaulted on income payments as of the selection date for the strategy.

   Of the remaining securities, the sponsor selects the fifteen with highest price momentum. Price momentum is a measure of the rate of acceleration of a security's price.

Sub-Component Two

   The sponsor begins with all preferred securities listed on a United States securities exchange, excluding securities that are convertible, have variable income payments or have payments linked to the performance of any other security, index or other reference, all as identified by Interactive Data Corp.

   Then the sponsor eliminates any remaining securities with a bid/ask spread exceeding 0.025.

   The sponsor eliminates securities that are deferring income payments or have defaulted on income payments as of the selection date for the strategy.

   Of the remaining securities, the sponsor selects the fifteen with the highest quotient of the price momentum and 52-week closing price.

   The resulting portfolio selection universe of preferred securities, selected by applying the two sub-components described above, is comprised of a list of up to 30 preferred securities, from which the top 25 are selected based upon each security's total score, determined by the strategy's ranking of each security within each sub-component. Each of the fifteen securities selected by sub-component one and sub-component two are assigned a rank and score within its respective sub-component, with the highest ranking security within a sub-component being assigned a score of "1" and the score of each other security being determined based upon an exponentially decreasing factor of 0.85, as assigned by such security's rank within its respective sub-component. If a security is selected by both sub-component one and subcomponent two, its scores will be aggregated to determine its total score and ranking within the final portfolio. If a security is selected by only one sub-component, its total score equals its score within its sub-component. If in determining the trust portfolio's 25th security, a security from sub-component one and a security from subcomponent two are assigned the same total score, the security selected by subcomponent one is ranked higher and is included in the trust portfolio.

   It is possible that the trust strategy may result in less than 15 securities being selected by either or both sub-components and/or sub-component one and sub-component two selecting up to 15 of the same securities, in which case the portfolio of the trust or a future series of the trust, if available, may include less than 25 securities. With respect to a future run of the trust strategy, there is a possibility that the strategy may result in very few securities being selected, even zero, in which case a future trust may not be available for investment.

   Please note that the sponsor applied the strategy to select the portfolio at the selection date noted above. If the sponsor creates additional units of the trust after the trust's inception date, the trust will purchase the securities originally selected by applying the strategy. This is true even if a later application of the strategy would have resulted in the selection of different securities.

   While the trust has a term of approximately 15 months, it is designed as part of a long-term investment strategy to be followed on an annual basis. As part of the strategy, the sponsor currently intends to offer a subsequent series of the trust for a rollover investment when the current trust terminates for a discounted sales fee. For more information see "Reducing Your Sales Fee -- Rollover/Exchange Option" and "Rollover Option". There will be costs associated with a rollover investment. For more information see "Fee Table--Example". This long-term strategy is designed to outperform the general market over time, but may not do so in any given year. You may achieve more consistent overall results by following the strategy over several years.


HOW TO BUY UNITS


   You can buy units of the trust on any business day the New York Stock Exchange is open by contacting your financial professional. Unit prices are available daily on the Internet at www.millingtonsecurities.com. The public offering price of units includes:


          o         the net asset value per unit plus

          o         organization costs plus

          o         the sales fee.


   The "net asset value per unit" is the value of the securities, cash and other assets in the trust reduced by the liabilities of the trust divided by the total units outstanding. The sponsor often refers to the public offering price of units as the "offer price" or "purchase price." The offer price will be effective for all orders received prior to the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time). If the sponsor receives your order prior to the close of regular trading on the New York Stock Exchange or authorized financial professionals receive your order prior to that time, then you will receive the price computed on the date of receipt. If the sponsor receives your order after the close of regular trading on the New York Stock Exchange or if authorized financial professionals receive your order after that time, then you will receive the price computed on the date of the next determined offer price provided that your order is received in a timely manner on that date. It is the responsibility of the authorized financial professional to transmit the orders that they receive to us in a timely manner. Certain broker-dealers may charge a transaction or other fee for processing unit purchase orders. Units of the trust are available for purchase through financial professionals, including the sponsor, and are not available for purchase directly from the trust.

   Value of the Securities. The sponsor determines the value of the securities as of the close of regular trading on the New York Stock Exchange on each day that exchange is open. The sponsor generally determines the value of securities using the last sale price for securities traded on a national securities exchange. In some cases the sponsor will price a security based on its fair value after considering appropriate factors relevant to the value of the security. The sponsor will only do this if a security is not principally traded on a national securities exchange or if the market quotes are unavailable or inappropriate.

   The sponsor determined the initial prices of the securities shown under "Portfolio" for the applicable trust in this prospectus as described above at the close of regular trading on the New York Stock Exchange on the business day before the date of this prospectus. On the first day the sponsor sells units it will compute the unit price as of the close of regular trading on the New York Stock Exchange or the time the registration statement filed with the Securities and Exchange Commission becomes effective, if later.

   Organization Costs. During the initial offering period, part of the public offering price of the units represents an amount that will pay the costs of creating your trust. These costs include the costs of preparing the registration statement and legal documents, federal and state registration fees, the portfolio consulting fee, the initial fees and expenses of the trustee and the initial audit. Your trust will sell securities to reimburse us for these costs at the end of the initial offering period or after six months, if earlier. The value of your units will decline when your trust pays these costs.

   Transactional Sales Fee. You pay a fee in connection with purchasing units. This fee is referred to as the "transactional sales fee." The transactional sales fee has both an initial and a deferred component and equals 2.20 % of the public offering price per unit based on a $10 public offering price per unit. This percentage amount of the transactional sales fee is based on the unit price on the trust's inception date. The transactional sales fee equals the difference between the total sales fee and the creation and development fee. As a result, the percentage and dollar amount of the transactional sales fee will vary as the public offering price per unit varies. The transactional sales fee does not include the creation and development fee which is described under "Expenses."

   The maximum sales fee equals 2.70% of the public offering price per unit at the time of purchase. You pay the initial sales fee at the time you buy units. The initial sales fee is the difference between the total sales fee percentage (maximum of 2.70 % of the public offering price per unit) and the sum of the remaining fixed dollar deferred sales fee and the total fixed dollar creation and development fee. The initial sales fee should be approximately 1.00 % of the public offering price per unit depending on the public offering price per unit. The deferred sales fee is fixed at $0.120 per unit. Your trust pays the deferred sales fee in equal monthly installments as described in the "Fee Table" for the trust. If you redeem or sell your units prior to collection of the total deferred sales fee, you will pay any remaining deferred sales fee upon redemption or sale of your units. Because the deferred sales fee and creation and development fee are fixed dollar amounts per unit, the actual fees will exceed the percentages shown in the "Fee Table" if the public offering price per unit falls below $10 and will be less than the percentages shown in the "Fee Table" if the public offering price per unit exceeds $10. In no event will the total sales fee exceed 2.70 % of the public offering price per unit.

   Since the deferred sales fee and creation and development fee are fixed dollar amounts per unit, your trust must charge these amounts per unit regardless of any decrease in net asset value. However, if the public offering price per unit falls to the extent that the maximum sales fee percentage results in a dollar amount that is less than the combined fixed dollar amounts of the deferred sales fee and creation and development fee, your initial sales fee will be a credit equal to the amount by which these fixed dollar fees exceed your sales fee at the time you buy units. In such a situation, the value of securities per unit would exceed the public offering price per unit by the amount of the initial sales fee credit and the value of those securities will fluctuate, which could result in a benefit or detriment to unitholders that purchase units at that price. The initial sales fee credit is paid by the sponsor and is not paid by the trust. The "Fee Table" shows the sales fee calculation at a $10 public offering price per unit and the following examples illustrate the sales fee at prices below and above $10. If the public offering price per unit fell to $5, the maximum sales fee would be $0.1350 (2.70% of the public offering price per unit), which consists of an initial sales fee of -$0.0350 , a deferred sales fee of $0.120 and a creation and development fee of $0.05 . If the public offering price per unit rose to $15, the maximum sales fee would be $0.4050 (2.70% of the public offering price per unit), consisting of an initial sales fee of $0.2350, a deferred sales fee of $0.120 and the creation and development fee of $0.05. The actual sales fee that may be paid by an investor may differ slightly from the sales fees shown herein due to rounding that occurs in the calculation of the public offering price and in the number of units purchased.

   Reducing Your Sales Fee. The sponsor offers a variety of ways for you to reduce the fee you pay. It is your financial professional's responsibility to alert us of any discount when you order units. Since the deferred sales fee and the creation and development fee are fixed dollar amounts per unit, your trust must charge these fees per unit regardless of any discounts. However, if you are eligible to receive a discount such that your total sales fee is less than the fixed dollar amounts of the deferred sales fee and the creation and development fee, the sponsor will credit you the difference between your total sales fee and these fixed dollar fees at the time you buy units.


   Large Purchases. You can reduce your sales fee by increasing the size of your investment:


               Transaction Amount                      Sales Fee
               ------------------                      ----------
               Less than $100,000                         2.70%
               $100,000 -$249,999                         2.45
               $250,000 -$499,999                         2.20
               $500,000 -$999,999                         1.95
               $1,000,000 or more                         1.70

   The sponsor applies these fees as a percent of the public offering price per unit at the time of purchase. The sponsor also applies the different purchase levels on a unit basis using a $10 unit equivalent. For example, if you purchase between 10,000 and 24,999 units, your fee is 2.45 % of your public offering price per unit.


   You may aggregate unit orders submitted by the same person for units of any of the trusts we sponsor on any single day from any one broker-dealer to qualify for a purchase level. You can also include these orders as your own for purposes of this aggregation:

     o orders submitted by your spouse or minor children living in the same household and

     o orders submitted by your trustee or other fiduciary purchasing units for a single trust, estate (including multiple trusts created under a single estate) or fiduciary account.


   The discounts described above apply during the initial offering period.


   Fee Accounts. The sponsor waives the transactional sales fee for purchases made through registered investment advisers, certified financial planners or registered broker-dealers who charge periodic fees in lieu of commissions or who charge for financial planning or for investment advisory or asset management services or provide these services as part of an investment account where a comprehensive "wrap fee" is imposed. You should consult your financial advisor to determine whether you can benefit from these accounts. To purchase units in these fee-based accounts, your financial advisor must purchase units designated with one of the fee account CUSIP numbers, if available. Please contact your financial advisor for more information. Fee account purchases are not subject to the transactional sales fee but will be subject to the creation and development fee that is retained by the sponsor.

   This discount applies only during the initial offering period. Certain fee account investors may be assessed transaction or other fees on the purchase and/or redemption of units by their broker-dealer or other processing organizations for providing certain transaction or account activities. The sponsor reserves the right to limit or deny purchases of units in fee accounts by investors or selling firms whose frequent trading activity is determined to be detrimental to the trust.

   Employees. The sponsor waives the transactional sales fee for purchases made by officers, directors and employees of the sponsor and its affiliates and their family members (spouses, children and parents). These purchases are not subject to the transactional sales fee but will be subject to the creation and development fee.


   The sponsor also waives a portion of the sales fee for purchases made by registered representatives of selling firms and their family members (spouses, children and parents). These purchases may be made at the public offering price per unit less the applicable regular dealer concession.


   These discounts apply during the initial offering period and in the secondary market.


   Rollover/Exchange Option. The sponsor waives a portion of the sales fee on units of the trust offered in this prospectus if you buy your units with redemption or termination proceeds from any of our other unit trusts. You may also purchase units of the trust offered in this prospectus at this reduced fee if you purchase your units with (1) termination proceeds from an unaffiliated unit trust or (2) redemption proceeds from an unaffiliated unit trust if such trust is scheduled to terminate within 30 days of the redemption. The discounted public offering price per unit for these transactions is equal to the regular public offering price per unit less 1.00 %. To qualify for this discount, the termination or redemption proceeds used to purchase units of the trust offered in this prospectus must be derived from a transaction that occurred within 30 days of your purchase of units of the trust offered in this prospectus. In addition, the discount will only be available for investors that utilize the same broker-dealer (or a different broker-dealer with appropriate notification) for both the unit purchase and the transaction resulting in the receipt of the termination or redemption proceeds used for the unit purchase. You may be required to provide appropriate documentation or other information to your broker-dealer to evidence your eligibility for this sales fee discount.


   Please note that if you purchase units of the trust in this manner using redemption proceeds from trusts which assess the amount of any remaining deferred sales fee at redemption, you should be aware that any deferred sales fee remaining on these units will be deducted from those redemption proceeds. This discount applies only during the initial offering period.


   Dividend Reinvestment Plan. The sponsor does not charge any sales fee when you reinvest distributions from your trust into additional units of the trust. This sales fee discount applies during the initial offering period and in the secondary market. Since the deferred sales fee and the creation and development fee are fixed dollar amounts per unit, your trust must charge these fees per unit regardless of this discount. If you elect the distribution reinvestment plan, the sponsor will credit you with additional units with a dollar value sufficient to cover the amount of any remaining deferred sales fee or creation and development fee that will be collected on such units at the time of reinvestment. The dollar value of these units will fluctuate over time.


   Retirement Accounts. The portfolio may be suitable for purchase in tax-advantaged retirement accounts. You should contact your financial professional about the accounts offered and any additional fees imposed.

HOW TO SELL YOUR UNITS


   You can sell or redeem your units on any business day the New York Stock Exchange is open through your financial professional or the trustee of your trust. Unit prices are available daily on the internet at www.millingtonsecurities.com or through your financial professional. The sale and redemption price of units is equal to the net asset value per unit, provided that you will not pay any remaining creation and development fee or organization costs if you sell or redeem units during the initial offering period. The sale and redemption price is sometimes referred to as the "liquidation price." You pay any remaining deferred sales fee when you sell or redeem your units. Certain broker-dealers may charge a transaction or other fee for processing unit redemption or sale requests.

   Selling Units. The sponsor may maintain a secondary market for units. This means that if you want to sell your units, the sponsor may buy them at the current net asset value, provided that you will not pay any remaining creation and development fee or organization costs if you sell units during the initial offering period. The sponsor may then resell the units to other investors at the public offering price or redeem them for the redemption price. The secondary market repurchase price is the same as the redemption price. Certain broker-dealers might also maintain a secondary market in units. You should contact your financial professional for current repurchase prices to determine the best price available. The sponsor may discontinue the secondary market at any time without notice. Even if the sponsor does not make a market, you will be able to redeem your units with the trustee on any business day for the current redemption price.


   Redeeming Units. You may also redeem your units directly with the trustee, The Bank of New York Mellon, on any day the New York Stock Exchange is open. The redemption price that you will receive for units is equal to the net asset value per unit, provided that you will not pay any remaining creation and development fee or organization costs if you redeem units during the initial offering period. You will pay any remaining deferred sales fee at the time you redeem units. You will receive the net asset value for a particular day if the trustee receives your completed redemption request prior to the close of regular trading on the New York Stock Exchange. Redemption requests received by authorized financial professionals prior to the close of regular trading on the New York Stock Exchange that are properly transmitted to the trustee by the time designated by the trustee, are priced based on the date of receipt. Redemption requests received by the trustee after the close of regular trading on the New York Stock Exchange, redemption requests received by authorized financial professionals after that time or redemption requests received by such persons that are not transmitted to the trustee until after the time designated by the trustee, are priced based on the date of the next determined redemption price provided they are received in a timely manner by the trustee on such date. It is the responsibility of authorized financial professionals to transmit redemption requests received by them to the trustee so they will be received in a timely manner. If your request is not received in a timely manner or is incomplete in any way, you will receive the next net asset value computed after the trustee receives your completed request.

   If you redeem your units, the trustee will generally send you a payment for your units no later than seven days after it receives all necessary documentation (this will usually only take three business days). The only time the trustee can delay your payment is if the New York Stock Exchange is closed (other than weekends or holidays), the Securities and Exchange Commission determines that trading on that exchange is restricted or an emergency exists making sale or evaluation of the securities not reasonably practicable, and for any other period that the Securities and Exchange Commission permits.

   To redeem your units, you must send the trustee any certificates for your units. You must properly endorse your certificates or sign a written transfer instrument with a signature guarantee. The trustee may require additional documents such as a certificate of corporate authority, trust documents, a death certificate, or an appointment as executor, administrator or guardian. The trustee cannot complete your redemption or send your payment to you until it receives all of these documents in complete form.


   You can request an in-kind distribution of the securities underlying your units if you tender at least 2,500 units for redemption (or such other amount as required by your financial professional's firm). This option is generally available only for securities traded and held in the United States. The trustee will make any in-kind distribution of securities by distributing applicable securities in book entry form to the account of your financial professional at Depository Trust Company. You will receive whole shares of the applicable securities and cash equal to any fractional shares. You may not request this option in the last 30 days of your trust's life. The sponsor may discontinue this option upon sixty days notice.

   Exchange Option. You may be able to exchange your units for units of the sponsor's unit trusts at a reduced sales fee. You can contact your financial professional for more information about trusts currently available for exchanges. Before you exchange units, you should read the prospectus carefully and understand the risks and fees. You should then discuss this option with your financial professional to determine whether your investment goals have changed, whether current trusts suit you and to discuss tax consequences. The sponsor may discontinue this option at any time upon sixty days notice.

   Rollover Option. The trust strategy is a long-term investment strategy designed to be followed on an annual basis. You may achieve more consistent long-term investment results by following the strategy. As part of the strategy, the sponsor currently intends to offer a subsequent series of the trust for a rollover when the current trust terminates however it is possible that a future run of the trust strategy may produce results which could make the offering of a subsequent series of the trust impossible at trust termination. You must therefore be aware that a future series of the trust may not available for a rollover investment. When the trust terminates you will have the option to (1) participate in a rollover and have your units reinvested into a subsequent trust series through a rollover as described in this section, if available, or (2) receive a cash distribution.

   If you elect to participate in a rollover, your units will be redeemed on your trust's termination date. As the redemption proceeds become available, the proceeds (including dividends) will be invested in a new trust series, if available, at the public offering price for the new trust. The trustee will attempt to sell securities to satisfy the redemption as quickly as practicable on the termination date. The sponsor does not anticipate that the sale period will be longer than one day, however, certain factors could affect the ability to sell the securities and could impact the length of the sale period. The liquidity of any security depends on the daily trading volume of the security and the amount available for redemption and reinvestment on any day.

   The sponsor intends to make subsequent trust series available for sale at various times during the year. Of course, the sponsor cannot guarantee that a subsequent trust or sufficient units will be available or that any subsequent trust will offer the same investment strategy or objectives as the current trust. The sponsor cannot guarantee that a rollover will avoid any negative market price consequences resulting from trading large volumes of securities. Market price trends may make it advantageous to sell or buy securities more quickly or more slowly than permitted by the trust's procedures. The sponsor may, in its sole discretion, modify a rollover or stop creating units of the trust at any time regardless of whether all proceeds of unitholders have been reinvested in a rollover. The sponsor may decide not to offer the rollover option upon sixty days notice. Cash which has not been reinvested in a rollover will be distributed to unitholders shortly after the termination date. Rollover participants may receive taxable dividends or realize taxable capital gains which are reinvested in connection with a rollover but may not be entitled to a deduction for capital losses due to the "wash sale" tax rules. Due to the reinvestment in a subsequent trust, no cash will be distributed to pay any taxes. See "Taxes."


DISTRIBUTIONS

   Distributions. Your trust generally pays distributions of its net investment income (pro-rated on an annual basis) along with any excess capital on each distribution date to unitholders of record on the preceding record date. The record and distribution dates are shown under "Essential Information" for the trust. In some cases, your trust might pay a special distribution if it holds an excessive amount of cash pending distribution. For example, this could happen as a result of a merger or similar transaction involving a company whose stock is in your portfolio. Your trust will also generally make required distributions or distributions to avoid imposition of tax at the end of each year because it is structured as a "regulated investment company" for federal tax purposes. The amount of your distributions will vary from time to time as companies change their dividends or trust expenses change.

   When the trust receives dividends from a portfolio security, the trust credits the dividends to the trust's accounts. In an effort to make relatively regular income distributions, the trust's monthly income distribution is equal to one-twelfth of the estimated net annual dividends to be received by the trust after deduction of trust operating expenses. Because income payments are not received by the trust at a constant rate throughout the year, such distributions to unitholders may be more or less than the amount credited to the trust's income account as of the record date. For the purpose of minimizing fluctuation in the distributions from the trust's income account, the trustee is authorized to advance such amounts as may be necessary to provide income distributions of approximately equal amounts. The trustee shall be reimbursed, without interest, for any such advances from funds in the trust's income account on the ensuing record date.

   Reports. The trustee or your financial professional will make available to you a statement showing income and other receipts of your trust for each distribution. Each year the trustee will also provide an annual report on your trust's activity and certain tax information. You can request copies of security evaluations to enable you to complete your tax forms and audited financial statements for your trust, if available.


INVESTMENT RISKS

   All investments involve risk. This section describes the main risks that can impact the value of the securities in your trust. You should understand these risks before you invest. You could lose some or all of your investment in the trust. Recently, equity markets have experienced significant volatility. If the value of the securities falls, the value of your units will also fall. The sponsor cannot guarantee that your trust will achieve its objective or that your investment return will be positive over any period.

   Market risk. Market risk is the risk that a particular security in the trust, the trust itself or securities in general may fall in value. Market value may be affected by a variety of factors including:

     o    General securities markets movements;

     o    Changes in the financial condition of an issuer or a sector;

     o    Changes in perceptions about an issuer or a sector;

     o    Interest rates and inflation;

     o    Governmental policies and litigation; and

     o    Purchases and sales of securities by the trust.

   Even though the sponsor carefully supervises your portfolio, you should remember that it does not manage your portfolio. Your trust will not sell a security solely because the market value falls as is possible in a managed fund.

   Current economic conditions risk. In December 2008, the National Bureau of Economic Research officially announced that the U.S. economy has been in a recession since December 2007. This announcement came months after U.S. stock markets entered bear market territory after suffering losses of 20% or more from their highs of October 2007. This recession began with problems in the housing and credit markets, many of which were caused by defaults on "subprime" mortgages and mortgage-backed securities, eventually leading to the failures of some large financial institutions. Economic activity has now declined across all sectors of the economy, and the United States is experiencing increased unemployment. The current economic crisis has affected the global economy with European and Asian markets also suffering historic losses. Due to the current state of the economy, the value of the securities held by the trust may be subject to steep declines or increased volatility due to changes in performance or perception of the issuers. Extraordinary steps have been taken by the governments of several leading economic countries to combat the economic crisis; however, the impact of these measures is not yet known and cannot be predicted.

   Preferred securities risk. Your trust invests in preferred securities.

   Similar to bonds, preferred stocks typically offer a fixed rate of return paid in the form of a dividend. Like common stock, most preferred stocks are equity securities representing ownership in a company. Preferred stocks are generally considered "senior securities" and preferred stockholders enjoy preference over common stockholders with regard to dividends and liquidations. For the prospect of a higher yield, preferred stockholders may forfeit or at least be limited in their voting rights. Preferred stocks are generally traded on major stock exchanges. Preferred securities are typically subordinated to bonds and other debt instruments in a company's capital structure, in terms of priority to corporate income and therefore will be subject to greater credit risk than those debt instruments.

   Trust preferred securities are limited-life securities typically issued by corporations, generally in the form of interest-bearing notes or preferred securities, or by an affiliated business trust of a corporation, generally in the form of beneficial interest in subordinated debentures issued by the corporation, or similarly structured securities. Dividend payments of the trust preferred securities generally coincide with interest payments on the underlying obligations. Trust preferred securities and the underlying subordinated debentures typically rank senior to the company's common and preferred stock and junior to the company's senior debt, subordinated debt and other indebtedness.

   In addition to the risks set forth above, these securities are also subject to the following risks:

     o Trust preferred securities are designed to create the same business risk for an investor as if the investor had bought the securities underlying the trust preferred securities. A corporation's ability to pay distributions on the trust preferred securities is generally dependent on whether the corporation issuing the securities is able to pay interest on the underlying securities.

     o Unitholders have no right to accelerate the trust preferred securities or the underlying securities for non-payment.

     o A corporation issuing the underlying securities may elect to defer interest payments on those securities at any time during the life of the trust preferred securities for up to 20 consecutive quarters. If such an election is made, distributions on the trust preferred securities will not be made during the deferral period. During any deferral period investors may be taxed as if the trust had received current income. In such a case, unitholders will have income taxes due, but will not have received income distributions to pay the taxes.

     o Tax or regulatory changes may change the tax characterization of the trust preferred securities or the underlying securities, and, as a result, may effect the value of your units.

     o Trust preferred securities may be subject to redemption after a certain call date or as a result of certain tax or regulatory events. This may occur prior to maturity or the trust's termination.

   Financial sector risk. Your trust includes securities issued by companies in the financial sector. Banks, thrifts and their holding companies are especially subject to the adverse effects of economic recession, decreases in the availability of capital, volatile interest rates, portfolio concentrations in geographic markets and in commercial and residential real estate loans, and competition from new entrants in their fields of business. Although legislation repealed most of the barriers which separated the banking, insurance and securities industries, these industries are still extensively regulated at both the federal and state level and may be adversely affected by increased regulations.

   Recent negative developments initially relating to the subprime mortgage market and subsequently spreading to other parts of the economy, have adversely affected credit and capital markets worldwide and reduced the willingness of lenders to extend credit, thus making borrowing more difficult. In addition, the liquidity of certain debt instruments has been reduced or eliminated due to the lack of available market makers. Negative economic events in the credit markets have also led some firms to declare bankruptcy, forced short notice sales to competing firms, or required government intervention by the Federal Deposit Insurance Corporation ("FDIC") or through an infusion of Troubled Asset Relief Program funds. Furthermore, accounting rule changes, including the standards regarding the valuation of assets, consolidation in the banking industry and additional volatility in the stock market have the potential to significantly impact financial services companies as well.

   In response to recent market and economic conditions, the U.S. Government has taken a variety of extraordinary measures designed to stimulate the economy and financial markets including capital injections and the acquisition of illiquid assets. Recent laws and regulations contain provisions limiting the way banks and their holding companies are able to pay dividends, purchase their own common stock and compensate officers. Legislation has been proposed to create the Financial Services Oversight Council to facilitate information sharing and identify systemic risks. Additional proposed legislation would allow the FDIC to "take over" a failing bank in situations when the overall stability of the financial system could be at risk. These regulatory changes could cause business disruptions or result in significant loss of revenue, and there can be no assurance as to the actual impact that these laws and their regulations will have on the financial markets.

   Banks and thrifts face increased competition from nontraditional lending sources and financial services providers including brokerage firms, broker/dealers, investment banks, mutual fund companies and other companies that offer various financial products in addition to their brokerage and investment advice. However, proposed legislation would subject such nonbank financial firms to the requirements of the Bank Holding Company Act of 1956 which generally restricts bank holding companies from engaging in business activities other than the business of banking and certain closely related activities. Under the proposed legislation, these companies would be required to register as bank holding companies with the Federal Reserve Board and would be subject to capital and other regulatory requirements of traditional banks. This may result in a decrease in profits, missed business opportunities and cessation of financing activities for companies unable to meet the newly imposed regulatory requirements, which could further reduce available credit for consumers.

   Companies involved in the insurance industry are engaged in underwriting, selling, distributing or placing of property and casualty, life or health insurance. Insurance company profits are affected by many factors, including interest rate movements, the imposition of premium rate caps, competition and pressure to compete globally. Property and casualty insurance profits may also be affected by weather catastrophes, acts of terrorism and other disasters. Life and health insurance profits may be affected by mortality rates. Already extensively regulated, insurance companies' profits may also be adversely affected by increased government regulations or tax law changes. Proposed legislation may establish the Office of National Insurance within the U.S. Department of the Treasury. This proposed federal agency would gather information, develop expertise, negotiate international agreements, and coordinate policy in the insurance sector. This enhanced oversight into the insurance industry may pose unknown risks to the sector as a whole.

   High-yield securities risk. The trust invests in high-yield securities. High-yield, high risk securities are subject to greater market fluctuations and risk of loss than securities with higher investment ratings. The value of these securities will decline significantly with increases in interest rates, not only because an increase in rates generally decrease values, but also because increased rates may indicate an economic slowdown. An economic slowdown, or a reduction in an issuer's creditworthiness, may affect an issuer's ability to make dividend payments.

   High-yield or "junk" securities, the general names for securities rated below "BBB" by Standard & Poor's or "Baa" by Moody's, are frequently issued by corporations in the growth stage of their development or by established companies who are highly leveraged or whose operations or industries are depressed. Obligations rated below investment-grade should be considered speculative as these ratings indicate a quality of less than investment-grade. Because high-yield securities are generally subordinated obligations and are perceived by investors to be riskier than higher rated securities, their prices tend to fluctuate more than higher rated securities and are affected by short-term credit developments to a greater degree.

   The market for high-yield securities is generally smaller and less liquid than that for investment-grade securities. High-yield securities are generally not listed on a national securities exchange but trade in the over-the-counter markets. Due to the smaller, less liquid market for high-yield securities, the bid-offer spread on such securities is generally greater than it is for investment-grade securities and the purchase or sale of such securities may take longer to complete.

   Interest rate risk. Interest rate risk is the risk that securities in your trust will decline in value because of a rise in interest rates. Generally, securities that pay fixed rates of return will increase in value when interest rates decline and decrease in value when interest rates rise. Typically, securities that pay fixed rates of return with longer periods before maturity are more sensitive to interest rate changes.

   Credit and dividend payment risk. Credit risk is the risk that an issuer of a security in your trust is unable or unwilling to make dividend and/or principal payments. Trust preferred securities are subject to unique risks which include the fact that dividend payments will only be paid if interest payments on the underlying obligations are made. Such interest payments are dependent on the financial condition of the issuer. Dividend payments for both preferred stocks and trust preferred securities may not be paid at all or may generally be deferred for up to 20 consecutive quarters. High-yield or "junk" securities that are rated below investment-grade are generally more susceptible to this risk than investment-grade securities.

   Call risk. Call risk is the risk that securities can be prepaid or "called" by the issuer before their stated maturity. If securities are called, your income will decline and you may not be able to reinvest the money you receive at as high a yield. Also, an early call at par of a security trading at a premium will reduce your return. Securities held by your trust are more likely to be called when interest rates decline. This would result in early returns of principal to you and may result in early termination of the trust. The dates and prices upon which the securities are first subject to optional calls are provided in "The Trust Portfolio." The securities may also be subject to special or extraordinary call provisions and "mandatory put" features that may cause the securities to be removed from your trust prior to maturity or stated call dates. High-yield or "junk" securities that are rated below investment-grade are generally more susceptible to this risk than investment-grade securities.

   Security quality risk. Security quality risk is the risk that a reduction in a securities rating may decrease its value and the value of your investment in the trust. Securities ratings may be reduced at any time, including during the primary offering period of your trust. High-yield or "junk" securities that are rated below investment-grade are generally more susceptible to this risk than investment-grade securities. Certain securities held by the trust may not be rated by one or more of the credit agencies. As a result, it may be difficult to assess the credit quality of such securities.

   Split ratings risk. Split-rated securities are those securities that, at the time of investment, are rated below investment-grade by Moody's or Standard & Poor's, so long as at least one rating agency rates such securities within the four highest grades (i.e., investment-grade quality). This means that a split-rated security may be regarded by one rating agency as having predominately speculative characteristics with respect to the issuer's capacity to pay interest and repay principal, and accordingly subject to a greater risk of default. The prices of split-rated securities, in the view of one but not all rating agencies, may be more sensitive than securities without a split-rating to negative developments, such as a decline in the issuer's revenues or a general economic new downturn.

   Tax and tax legislation risk. Tax legislation or positions taken by the Internal Revenue Service could affect the value of the trust by changing the tax characterizations of preferred stocks and trust preferred securities or the securities underlying the trust preferred securities. Congress has considered such proposals in the past and may do so in the future.

   Litigation and legislation risk. Your trust is also subject to litigation and legislation risk. From time to time, various legislative initiatives are proposed in the United States and abroad which may have a negative impact on certain of the companies represented in the trust. In addition, litigation regarding any of the issuers of the securities or of the sectors represented by these issuers, may raise potential bankruptcy concerns and may negatively impact the share prices of these securities. The sponsor cannot predict what impact any pending or threatened litigation or any bankruptcy concerns will have on the share prices of the securities.

   Foreign securities risk. Your trust may invest in U.S.-listed foreign securities. Securities of foreign issuers present risks beyond those of domestic securities. The prices of foreign securities can be more volatile than U.S. securities due to such factors as political, social and economic developments abroad, the differences between the regulations to which U.S. and foreign issuers and markets are subject, the seizure by the government of company assets, excessive taxation, withholding taxes on dividends and interest, limitations on the use or transfer of portfolio assets, and political or social instability. Other risks include the following:

     o Enforcing legal rights may be difficult, costly and slow in foreign countries, and there may be special problems enforcing claims against foreign governments.

     o Foreign issuers may not be subject to accounting standards or governmental supervision comparable to U.S. issuers, and there may be less public information about their operations.

     o    Foreign markets may be less liquid and more volatile than U.S.
          markets.

     o Foreign securities often trade in currencies other than the U.S. dollar. Changes in currency exchange rates may affect the trust's value, the value of dividends and interest earned, and gains and losses realized on the sale of securities. An increase in the strength of the U.S. dollar relative to these other currencies may cause the value of the trust to decline. Certain foreign currencies may be particularly volatile, and foreign governments may intervene in the currency markets, causing a decline in value or liquidity in the trust's foreign currency holdings.

     o Future political and governmental restrictions which might adversely affect the payment or receipt of income on the foreign securities.

   PFIC risk. Your trust may invest in issuers that are considered to be PFICs. In general, PFICs are certain non-U.S. corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, certain rents and royalties or capital gains) or that hold at least 50% of their assets in investments producing such passive income. As a result of an investment in PFICs, your trust could be subject to U.S. federal income tax and additional interest charges on gains and certain distributions with respect to those securities, even if all the income or gain is timely distributed to its unitholders. Your trust will not be able to pass through to its unitholders any credit or deduction for such taxes. Your trust may be able to make an election that could ameliorate these adverse tax consequences. In this case, your trust would recognize as ordinary income any increase in the value of such PFIC shares, and as ordinary loss any decrease in such value to the extent it did not exceed prior increases included in income. Under this election, your trust might be required to recognize in a year income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that year, and such income would nevertheless be subject to the distribution requirement and would be taken into account for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as qualified dividend income.

   Inflation risk. Inflation risk is the risk that the value of assets or income from investments will be less in the future as inflation decreases the value of money.

DISTRIBUTION OF UNITS

   The sponsor sells units to the public through broker-dealers and other firms. The sponsor pays part of the sales fee to these distribution firms when they sell units. During the initial offering period, the distribution fee (the broker-dealer concession or agency commission) for broker-dealers and other firms is as follows:

                                                       Concession or
            Transaction Amount                       Agency Commission
            ------------------                      -------------------
             Less than $100,000                            2.00%
             $100,000 -$249,999                            1.75
             $250,000 -$499,999                            1.50
             $500,000 -$999,999                            1.25
             $1,000,000 or more                            1.00

   The sponsor applies these concessions or agency commissions as a percent of the public offering price per unit at the time of the transaction. The sponsor also applies the different levels on a unit basis using a $10 unit equivalent. The broker-dealer concession or agency commission is 80% of the sales fee for secondary market sales. For transactions involving unitholders of other unit investment trusts who use their redemption or termination proceeds to purchase units of the trust, the distribution fee is 1.05% of the public offering price per unit. No distribution fee is paid to broker-dealers or other selling firms in connection with unit sales in investment accounts that charge a "wrap fee" or periodic fees for investment advisory, financial planning or asset management services in lieu of commissions.

   Broker-dealers and other firms that sell units of all Millington Unit Investment Trusts are eligible to receive additional compensation for volume sales. Such payments will be in addition to the regular concessions paid to firms as set forth in the applicable trust's prospectus. The additional concession is based on total initial offering period sales of all Millington Unit Investment Trusts during a calendar quarter as set forth in the following table:

             Initial Offering Period Sales
            Volume During Calendar Quarter          Volume Concession
            ------------------------------        --------------------
              Less than $5,000,000                       .000%
              $5,000,000 -$10,000,000                    .050
              $10,000,000 -$25,000,000                   .075
              $25,000,000 -$50,000,000                   .100
              $50,000,000 -$100,000,000                  .125
              $100,000,000 -$1,000,000,000               .150
              $1,000,000,000 or more                     .175

   This volume concession will be paid on units of all eligible Millington Unit Investment Trusts sold in the initial offering period. For a trust to be eligible for this additional compensation for calendar quarter sales, the trust's prospectus must include disclosure related to this additional compensation; the trust is not eligible for this additional compensation if the prospectus for such trust does not include disclosure related to this additional compensation. Broker-dealer firms will not receive additional compensation unless they sell at least $5.0 million in units during a calendar quarter. For example, if a firm sells $4.5 million in units in the initial offering period during a calendar quarter, the firm will not receive any additional compensation. Once a firm reaches a particular breakpoint during a quarter, the firm will receive the stated volume concession on all initial offering period sales during the applicable quarter. For example, if a firm sells $7.5 million of units in the initial offering period during a calendar quarter, the firm will receive additional compensation of .050% of $7.5 million and if a firm sells $12.5 million of units in the initial offering period during a calendar quarter, the firm will receive additional compensation of 0.75% of $12.5 million. In addition, dealer firms will not receive volume concessions on the sale of units which are not subject to a transactional sales fee. However, such sales will be included in determining whether a firm has met the sales level breakpoints for volume concessions. Secondary market sales of all unit trusts are excluded for purposes of these volume concessions. The Sponsor will pay these amounts out of its own assets within a reasonable time following each calendar quarter.

   Any sales fee discount is borne by the broker-dealer or selling firm out of the distribution fee. The sponsor reserves the right to change the amount of concessions or agency commissions from time to time.

   The sponsor may provide, at its own expense and out of its own profits, additional compensation and benefits to broker-dealers who sell units of this trust and the sponsor's other products. This compensation is intended to result in additional sales of the sponsor's products and/or compensate broker-dealers and financial advisors for past sales. The sponsor may make these payments for marketing, promotional or related expenses, including, but not limited to, expenses of entertaining retail customers and financial advisors, advertising, sponsorship of events or seminars, obtaining shelf space in broker-dealer firms and similar activities designed to promote the sale of the the sponsor's products. These arrangements will not change the price you pay for your units.

   The sponsor generally registers units for sale in various states in the U.S. The sponsor does not register units for sale in any foreign country. This prospectus does not constitute an offer of units in any state or country where units cannot be offered or sold lawfully. The sponsor may reject any order for units in whole or in part.

   The sponsor may gain or lose money when it holds units in the primary or secondary market due to fluctuations in unit prices. The gain or loss is equal to the difference between the price the sponsor pays for units and the price at which it sells or redeems them. The sponsor may also gain or lose money when it deposits securities to create units. The amount of its profit or loss on the initial deposit of securities into your trust is shown in the "Notes to Portfolio" for the trust.

TRUST ADMINISTRATION

   Your Trust. Your trust is a unit investment trust registered under the Investment Company Act of 1940. The sponsor created the trust under a trust agreement between Millington Securities, Inc. (as depositor/sponsor, evaluator and supervisor) and The Bank of New York Mellon (as trustee). To create your trust, the sponsor deposited securities with the trustee (or contracts to purchase securities along with an irrevocable letter of credit, cash or other consideration to pay for the securities). In exchange, the trustee delivered units of your trust to us. Each unit represents an undivided interest in the assets of your trust. These units remain outstanding until redeemed or until your trust terminates. At the close of the New York Stock Exchange on the trust's inception date or on the first day units are sold to the public, if later, the number of units may be adjusted so that the public offering price per unit equals $10. The number of units and fractional interest of each unit in the trust will increase or decrease to the extent of any adjustment.

   Changing Your Portfolio. Your trust is not a managed fund. Unlike a managed fund, the sponsor designed your portfolio to remain relatively fixed. Your trust will generally buy and sell securities:


     o    to pay expenses,

     o    to issue additional units or redeem units,

     o    in limited circumstances to protect the trust,

     o to make required distributions or avoid imposition of taxes on the trust, or

     o    as permitted by the trust agreement.


   When your trust sells securities, the composition and diversity of the securities in the portfolio may be altered. If a public tender offer has been made for a security or a merger, acquisition or similar transaction has been announced affecting a security, the trustee may either sell the security or accept a tender offer if the supervisor determines that the action is in the best interest of unitholders. The trustee will distribute any cash proceeds to unitholders. If your trust receives securities or other property, it will either hold the securities or property in the portfolio or sell the securities or property and distribute the proceeds. If any contract for the purchase of securities fails, the sponsor will refund the cash and sales fee attributable to the failed contract to unitholders on or before the next distribution date unless substantially all of the moneys held to cover the purchase are reinvested in substitute securities in accordance with the trust agreement. The sponsor may direct the reinvestment of security sale proceeds if the sale is the direct result of serious adverse credit factors which, in the opinion of the sponsor, would make retention of the securities detrimental to your trust. In such a case, the sponsor may, but is not obligated to, direct the reinvestment of sale proceeds in any other securities that meet the criteria for inclusion in your trust on the trust's inception date. The sponsor may also instruct the trustee to take action necessary to ensure that the portfolio continues to satisfy the qualifications of a regulated investment company.


   The sponsor will increase the size of your trust as it sells units. When the sponsor creates additional units, it will seek to replicate the existing portfolio. When your trust buys securities, it may pay brokerage or other acquisition fees. You could experience a dilution of your investment because of these fees and fluctuations in security prices between the time the sponsor creates units and the time your trust buys the securities. When your trust buys or sells securities, the sponsor may direct that it place orders with and pay brokerage commissions to brokers that sell units or are affiliated with your trust or the trustee.

   Amending the Trust Agreement. The sponsor and the trustee can change the trust agreement without your consent to correct any provision that may be defective or to make other provisions that will not materially adversely affect your interest (as determined by the sponsor and the trustee). The sponsor cannot change this agreement to reduce your interest in your trust without your consent. Investors owning two-thirds of the units in your trust may vote to change this agreement.

   Termination of Your Trust. Your trust will terminate on the termination date set forth under "Essential Information" for the trust. The trustee may terminate your trust early if the value of the trust is less than 40% of the original value of the securities in the trust at the time of deposit. At this size, the expenses of your trust may create an undue burden on your investment. Investors owning two-thirds of the units in your trust may also vote to terminate the trust early. The trustee will liquidate your trust in the event that a sufficient number of units not yet sold to the public are tendered for redemption so that the net worth of the trust would be reduced to less than 40% of the value of the securities at the time they were deposited in the trust. If this happens, the sponsor will refund any sales fee that you paid.


   The trustee will notify you of any termination and sell any remaining securities. The trustee will send your final distribution to you within a reasonable time following liquidation of all the securities after deducting final expenses. Your termination distribution may be less than the price you originally paid for your units.


   The Sponsor. The sponsor of the trust is Millington Securities, Inc. Millington is registered under the Securities Exchange Act of 1934 as a broker-dealer. Millington is organized as a corporation under the laws of the State of Illinois. Millington is a member of the Financial Industry Regulatory Authority, Inc. The principal office of Millington is 222 S. Mill St., Naperville, IL 60540. If the sponsor fails to or cannot perform its duties as sponsor or become bankrupt, the trustee may replace it, continue to operate your trust without a sponsor, or terminate your trust.

   The sponsor and your trust have adopted a code of ethics requiring its employees who have access to information on trust transactions to report personal securities transactions. The purpose of the code is to avoid potential conflicts of interest and to prevent fraud, deception or misconduct with respect to your trust.

   Portfolio Consultant. America First Capital Management, LLC has been selected by the sponsor to serve as the portfolio consultant for the trust. As portfolio consultant, America First will assist the sponsor with the selection of the trust's portfolio. For its service as portfolio consultant, America First will be paid by the trust a fee of .20% of the average net assets of the trust at the close of the initial offering period. America First will also provide advice to the sponsor to help the sponsor provide portfolio supervisory services to the trust. The sponsor will pay some or all of its supervisory fee to America First. While the sponsor is responsible for supervising the trust's portfolio, neither the sponsor nor the portfolio consultant manage the trust.

   The portfolio consultant is not an affiliate of the sponsor. The portfolio consultant may use the list of securities included in the trust portfolio in its independent capacity as an investment adviser and distribute this information to various individuals and entities. The portfolio consultant may recommend or effect transactions in the securities included in your trust. This may have an adverse effect on the prices of the securities included in your trust. This also may have an impact on the price your trust pays for the securities and the price received upon unit redemptions or trust termination. The portfolio consultant may act as agent or principal in connection with the purchase and sale of securities, including the securities included in your trust. The portfolio consultant's research department may receive compensation based on commissions generated by research and/or sales of units.

   You should note that the selection criteria was applied to the securities for inclusion in your trust prior to the Inception Date. After this time, the securities included in your trust may no longer meet the selection criteria. Should a security no longer meet the selection criteria, the sponsor will generally not remove the security from your trust. In offering the units to the public, neither the sponsor nor any broker-dealers are recommending any of the individual securities but rather the entire pool of securities in your trust, taken as a whole, which are represented by the units.

   The Trustee. The Bank of New York Mellon is the trustee of your trust with its principal unit investment trust division offices located at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217. You can contact the trustee by calling the telephone number on the back cover of this prospectus or by writing to its unit investment trust office. The sponsor may remove and replace the trustee in some cases without your consent. The trustee may also resign by notifying us and investors.


TAXES

   This section summarizes some of the main U.S. federal income tax consequences of owning units of the trust. This section is current as of the date of this prospectus. Tax laws and interpretations change frequently, and these summaries do not describe all of the tax consequences to all taxpayers. For example, these summaries generally do not describe your situation if you are a corporation, a non-U.S. person, a broker/dealer, or other investor with special circumstances. In addition, this section does not describe your state, local or foreign tax consequences.


   This federal income tax summary is based in part on the advice of counsel to the sponsor. The Internal Revenue Service could disagree with any conclusions set forth in this section. In addition, the sponsor's counsel was not asked to review, and has not reached a conclusion with respect to the federal income tax treatment of the assets to be deposited in the trust. This may not be sufficient for you to use for the purpose of avoiding penalties under federal tax law.


   As with any investment, you should seek advice based on your individual circumstances from your own tax advisor.

   Trust Status. The trust intends to qualify as a "regulated investment company" under the federal tax laws. If the trust qualifies as a regulated investment company and distributes its income as required by the tax law, the trust generally will not pay federal income taxes.

   Distributions. Trust distributions are generally taxable. After the end of each year, you will receive a tax statement that separates your trust's distributions into two categories, ordinary income distributions and capital gains dividends. Ordinary income distributions are generally taxed at your ordinary tax rate, however, as further discussed below, certain ordinary income distributions received from the trust may be taxed at the capital gains tax rates. Generally, you will treat all capital gains dividends as long-term capital gains regardless of how long you have owned your shares. To determine your actual tax liability for your capital gains dividends, you must calculate your total net capital gain or loss for the tax year after considering all of your other taxable transactions, as described below. In addition, the trust may make distributions that represent a return of capital for tax purposes and thus will generally not be taxable to you. The tax status of your distributions from your trust is not affected by whether you reinvest your distributions in additional shares or receive them in cash. The income from your trust that you must take into account for federal income tax purposes is not reduced by amounts used to pay a deferred sales fee, if any. The tax laws may require you to treat distributions made to you in January as if you had received them on December 31 of the previous year.

   Dividends Received Deduction. A corporation that owns shares generally will not be entitled to the dividends received deduction with respect to many dividends received from the trust because the dividends received deduction is generally not available for distributions from regulated investment companies. However, certain ordinary income dividends on shares that are attributable to qualifying dividends received by the trust from certain corporations may be designated by the trust as being eligible for the dividends received deduction.

   Sale or Redemption of Shares. If you sell or redeem your shares, you will generally recognize a taxable gain or loss. To determine the amount of this gain or loss, you must subtract your tax basis in your shares from the amount you receive in the transaction. Your tax basis in your shares is generally equal to the cost of your shares, generally including sales fees. In some cases, however, you may have to adjust your tax basis after you purchase your shares.

   Capital Gains and Losses and Certain Ordinary Income Dividends. If you are an individual, the maximum marginal federal tax rate for net capital gain is generally 15% (generally 5% for certain taxpayers in the 10% and 15% tax brackets). These new capital gains rates are generally effective for taxable years beginning before January 1, 2011.

   Net capital gain equals net long-term capital gain minus net short-term capital loss for the taxable year. Capital gain or loss is long-term if the holding period for the asset is more than one year and is short-term if the holding period for the asset is one year or less. You must exclude the date you purchase your shares to determine your holding period. However, if you receive a capital gain dividend from your trust and sell your share at a loss after holding it for six months or less, the loss will be recharacterized as long-term capital loss to the extent of the capital gain dividend received. The tax rates for capital gains realized from assets held for one year or less are generally the same as for ordinary income. The Internal Revenue Code treats certain capital gains as ordinary income in special situations.

   Ordinary income dividends received by an individual shareholder from a regulated investment company such as the trust are generally taxed at the same rates that apply to net capital gain (as discussed above), provided certain holding period requirements are satisfied and provided the dividends are attributable to qualifying dividends received by the trust itself. These special rules relating to the taxation of ordinary income dividends from regulated investment companies generally apply to taxable years beginning before January 1, 2011. The trust will provide notice to its shareholders of the amount of any distribution which may be taken into account as a dividend which is eligible for the capital gains tax rates.

   In-Kind Distributions. Under certain circumstances, as described in this prospectus, you may receive an in-kind distribution of trust securities when you redeem shares or when your trust terminates. This distribution will be treated as a sale for federal income tax purposes and you will generally recognize gain or loss, generally based on the value at that time of the securities and the amount of cash received. The Internal Revenue Service could however assert that a loss could not be currently deducted.

   Exchanges. If you elect to have your proceeds from your trust rolled over into a future series of the trust, the exchange would generally be considered a sale for federal income tax purposes.

   Deductibility of Trust Expenses. Expenses incurred and deducted by your trust will generally not be treated as income taxable to you. In some cases, however, you may be required to treat your portion of these trust expenses as income. In these cases you may be able to take a deduction for these expenses. However, certain miscellaneous itemized deductions, such as investment expenses, may be deducted by individuals only to the extent that all of these deductions exceed 2% of the individual's adjusted gross income.

   Foreign Tax Credit. If your trust invests in any foreign securities, the tax statement that you receive may include an item showing foreign taxes your trust paid to other countries. In this case, dividends taxed to you will include your share of the taxes your trust paid to other countries. You may be able to deduct or receive a tax credit for your share of these taxes.

   Foreign Investors. If you are a foreign investor (i.e., an investor other than a U.S. citizen or resident or a U.S. corporation, partnership, estate or trust), you should be aware that, generally, subject to applicable tax treaties, distributions from the trust will be characterized as dividends for federal income tax purposes (other than dividends which the trust designates as capital gain dividends) and will be subject to U.S. income taxes, including withholding taxes, subject to certain exceptions described below. However, distributions received by a foreign investor from the trust that are properly designated by the trust as capital gain dividends may not be subject to U.S. federal income taxes, including withholding taxes, provided that the trust makes certain elections and certain other conditions are met.

EXPENSES

   Your trust will pay various expenses to conduct its operations. The "Fee Table" shows the estimated amount of these expenses.

   The sponsor will receive a fee from your trust for creating and developing the trust, including determining the trust's objectives, policies, composition and size, selecting service providers and information services and for providing other similar administrative and ministerial functions. This "creation and development fee" is a charge of $0.05 per unit. The trustee will deduct this amount from your trust's assets as of the close of the initial offering period. No portion of this fee is applied to the payment of distribution expenses or as compensation for sales efforts. This fee will not be deducted from proceeds received upon a repurchase, redemption or exchange of units before the close of the initial public offering period.


   Your trust will pay a fee to the trustee for its services. The trustee also benefits when it holds cash for your trust in non-interest bearing accounts. Your trust will reimburse us as supervisor, evaluator and sponsor for providing portfolio supervisory services, for evaluating your portfolio and for providing bookkeeping and administrative services. The sponsor's reimbursements may exceed the costs of the services it provides to your trust but will not exceed the costs of services provided to all of its unit investment trusts in any calendar year. All of these fees may adjust for inflation without your approval.

   Your trust will also pay its general operating expenses, including licensing fees. The trust will pay a licensing fee to America First for its use of trademarks, trade names or other intellectual property owned by America First. The annual licensing fee received by America First is equal to .08% of the average net assets of the trust.


   Your trust may pay expenses such as trustee expenses (including legal and auditing expenses), various governmental charges, fees for extraordinary trustee services, costs of taking action to protect your trust, costs of indemnifying the trustee and the sponsor, legal fees and expenses, expenses incurred in contacting you and costs incurred to reimburse the trustee for advancing funds to meet distributions. Your trust may pay the costs of updating its registration statement each year. The trustee will generally pay trust expenses from distributions received on the securities but in some cases may sell securities to pay trust expenses.

EXPERTS


   Legal Matters. Chapman and Cutler LLP acts as counsel for the trust. ___________________ acts as counsel for the trustee.

   Independent Registered Public Accounting Firm. Grant Thornton LLP, independent registered public accounting firm, audited the statement of financial condition and the portfolio included in this prospectus.


                             ADDITIONAL INFORMATION

   This prospectus does not contain all the information in the registration statement that your trust filed with the Securities and Exchange Commission. The Information Supplement, which was filed with the Securities and Exchange Commission, includes more detailed information about the securities in your portfolio, investment risks and general information about your trust. You can obtain the Information Supplement by contacting us or the Securities and Exchange Commission as indicated on the back cover of this prospectus. This prospectus incorporates the Information Supplement by reference (it is legally considered part of this prospectus).


Report of Independent Registered Public Accounting Firm

Unitholders

Millington Unit Investment Trusts, Series 1

   We have audited the accompanying statement of financial condition, including the trust portfolio set forth on pages 7, 8 and 9 of this prospectus, of Millington Unit Investment Trusts, Series 1, as of _____, 2009, the initial date of deposit. The statement of financial condition is the responsibility of the trust's sponsor. Our responsibility is to express an opinion on this statement of financial condition based on our audit.


   We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. The trust is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the trust's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by the sponsor, as well as evaluating the overall statement of financial condition presentation. Our procedures included confirmation with The Bank of New York Mellon, trustee, of cash or an irrevocable letter of credit deposited for the purchase of securities as shown in the statement of financial condition as of _____, 2009. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.


   In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Millington Unit Investment Trusts, Series 1 as of _____, 2009, in conformity with accounting principles generally accepted in the United States of America.


                                                 GRANT THORNTON LLP

Chicago, Illinois
_______, 2009



Millington Unit Investment Trusts, Series 1

Statement of Financial Condition as of ______, 2009

Investment in securities
Contracts to purchase underlying securities (1)(2)        $
                                                          -----------
     Total                                                $
                                                          ===========
Liabilities and interest of investors
Liabilities:
          Organization costs (3)                          $
          Deferred sales fee (4)
          Creation and development fee (4)
                                                          -----------
     Total
                                                          -----------
Interest of investors:
     Cost to investors (5)                                $
     Less: initial sales fee (4)(5)
     Less deferred sales fee, creation and development
          fee and organization costs (3)(4)(5)
                                                          -----------
          Net interest of investors
                                                          -----------
          Total                                           $
                                                          ===========
Number of units
                                                          ===========
Net asset value per unit                                  $
                                                          ===========



     (1) Aggregated cost of the securities is based on the closing sale price evaluations as determined by the evaluator.


     (2) Cash or an irrevocable letter of credit has been deposited with the trustee covering the funds (aggregating $_____) necessary for the purchase of securities in the trust represented by purchase contracts.


     (3) A portion of the public offering price represents an amount sufficient to pay for all or a portion of the costs incurred in establishing the trust. These costs have been estimated at $0.05 per unit for the trust. A distribution will be made as of the earlier of the close of the initial offering period or six months following the trust's inception date to an account maintained by the trustee from which this obligation of the investors will be satisfied. To the extent the actual organization costs are greater than the estimated amount, only the estimated organization costs added to the public offering price will be reimbursed to the sponsor and deducted from the assets of the trust.


     (4) The total sales fee consists of an initial sales fee, a deferred sales fee and a creation and development fee. The initial sales fee is equal to the difference between the maximum sales fee and the sum of the remaining deferred sales fee and the total creation and development fee. The maximum sales fee is ___% of the public offering price per unit. The deferred sales fee is equal to $_____ per unit and the creation and development fee is equal to $0.05 per unit.


     (5) The aggregate cost to investors includes the applicable sales fee assuming no reduction of sales fees.




              The America First Income Trends Portfolio, Series 5

                   Millington Unit Investment Trusts, Series 1



                                                                     LOGO
Millington                                                      America First
SECURITIES, INC.                                              CAPITAL MANAGEMENT
--------------------------------------------------------------------------------


                                      PROSPECTUS



                                      ______, 2009


          CONTENTS
The America First Income
Trends Portfolio                   2
Investment Objective               2
Principal Investment Strategy      2
Principal Risks                    3

Essential Information              3

Fee and Expenses                   6


Portfolio                              8

The Trust                             11
How to Buy Units                      12
How to Sell Your Units                16
Distributions                         19
Investment Risks                      19
Distribution of Units                 25
Trust Administration                  27
Taxes                                 29
Expenses                              31
Experts                               32
Additional Information                32

Report of Independent Registered

Public Accounting Firm               33
Statements of Financial Condition    34






Visit us on the Internet

http://www._______.com


By e-mail

__________.com

Call Millington Securities, Inc.


--------------------------------------------------------------------------------

Call The Bank of New York Mellon
(800) 428-8890

Additional Information

This prospectus does not contain all information filed with the Securities and Exchange Commission. To obtain or copy this information including the Information Supplement (a duplication fee may be required):

E-mail: publicinfo@sec.gov
Write:  Public Reference Section
        Washington, D.C. 20549
Visit:  http://www.sec.gov
        (EDGAR Database)
Call:   1-202-551-8090 (only for information
        on the operation of the Public
        Reference Section)


Millington Unit Investment Trusts, Series 1
Securities Act file number: 333-_______
Investment Company Act file number: 811-22337